Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

September 25, 2007

ONEOK Partners, L.P.

100 West Fifth Street

Tulsa, Oklahoma 74103-4298

Re:	ONEOK Partners, L.P. – The offering of $600,000,000 aggregate principal amount of its 6.85% Senior Notes due 2037.

Ladies and Gentlemen:

We have acted as special counsel to ONEOK Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the public offering of $600,000,000 aggregate principal amount of 6.85% Senior Notes due 2037 (the “Notes”) issued by the Partnership. The Notes are being guaranteed by ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership and wholly owned subsidiary of the Partnership (the “Guarantor”), pursuant to guarantees (the “Guarantees”) included in the Indenture (as defined below). The Notes and the Guarantees are referred to herein collectively as the “Securities.” The Partnership and the Guarantor are referred to collectively herein as the “Obligors.”

The Notes and the related Guarantee are being issued under an Indenture, dated as of September 25, 2006 (the “Base Indenture”), among the Partnership and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by the Fourth Supplemental Indenture thereto, to be dated as of September 28, 2007 (the “Fourth Supplemental Indenture”), among the Partnership, the Guarantor and the Trustee. The Base Indenture, as amended and supplemented by the Fourth Supplemental Indenture, is referenced herein as the “Indenture.”

The Notes are being sold pursuant to an Underwriting Agreement, dated September 25, 2007 (the “Underwriting Agreement”), among the Partnership, the Guarantor and Wachovia Capital Markets, LLC, Greenwich Capital Markets, Inc., and UBS Securities LLC, as representatives of the underwriters named therein (the “Underwriters”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

ONEOK Partners, L.P.

September 25, 2007

(i) the registration statement on Form S-3 (File No. 333-137419) relating to securities to be issued by the Partnership and the Guarantor from time to time, including the Securities, filed by the Obligors under the Securities Act with the Securities and Exchange Commission (the “SEC”) on September 19, 2006, including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, as so amended at the time it became effective and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

(ii) the preliminary prospectus supplement dated September 25, 2007, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(iii) the prospectus supplement dated September 25, 2007, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(iv) the term sheet relating to the Securities filed with the SEC as a free writing prospectus pursuant to Rules 164 and 433 of the Rules and Regulations on September 26, 2007;

(v) each of the Partnership’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(vi) the Underwriting Agreement;

(vii) the Indenture;

(viii) the form of the Notes;

(ix) the global note executed by the Partnership pursuant to the Indenture, in the aggregate principal amount of $600,000,000, representing the Notes purchased and sold pursuant to the Underwriting Agreement;

(x) the Certificate of Limited Partnership and Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of the Partnership, in each case as amended to date;

(xi) the Certificate of Formation and Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of ONEOK Partners GP, L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), in each case as amended to date;

ONEOK Partners, L.P.

September 25, 2007

(xii) the Certificate of Limited Partnership and Second Amended and Restated Agreement of Limited Partnership (the “Guarantor Partnership Agreement”) of the Guarantor, in each case as amended to date;

(xiii) the Certificate of Formation and Limited Liability Company Agreement (the “ILP GP LLC Agreement”) of ONEOK ILP GP, L.L.C., a Delaware limited liability company and the general partner of the Guarantor (the “ILP GP”), in each case as amended to date;

(xiv) certain resolutions adopted by the board of directors of the General Partner and the pricing committee thereof relating to the Registration Statement, the issuance of the Notes, the Indenture and related matters;

(xv) certain resolutions adopted by the board of directors of the ILP GP relating to the Registration Statement, the issuance of the Guarantees, the Indenture and related matters;

(xvi) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

(xvii) such other instruments and other certificates of public officials, officers and representatives of the Partnership, the General Partner, the Guarantor and the ILP GP and such other persons, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Partnership, the General Partner, the Guarantor or the ILP GP, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Partnership, the General Partner, the Guarantor, the ILP GP and others.

In rendering the opinions expressed below with respect to the Securities, we have assumed that the form and terms of such Securities, the issuance, sale and delivery thereof by the Partnership and the Guarantor, and the incurrence and performance of the Partnership’s and Guarantor’s obligations thereunder or in respect thereof (including, without limitation, their respective obligations under the Indenture with respect to the Notes and the Guarantees issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon the Partnership, the General Partner, the Guarantor or the ILP GP, or to which the issuance, sale and delivery of such Notes, or the incurrence and performance of such obligations, may be subject.

ONEOK Partners, L.P.

September 25, 2007

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When the Notes (in the form examined by us) have been authenticated by the Trustee in accordance with the terms of the Indenture and have been issued and delivered in accordance with the terms of the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Partnership.

2. When the Notes (in the form examined by us) have been authenticated by the Trustee in accordance with the terms of the Indenture and have been issued and delivered in accordance with the terms of the Underwriting Agreement, the Guarantees will constitute valid and legally binding obligations of the Guarantor.

Our opinions in paragraphs 1 and 2 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We express no opinion other than as to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture and the Securities. We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act or the Rules and Regulations with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Andrews Kurth LLP